U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K
                                 CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): August 9, 2004


                           HIENERGY TECHNOLOGIES, INC.
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             (Exact name of registrant as specified in its charter)


          DELAWARE            0 - 32093              91-2022980
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       (State or other       (Commission          (I.R.S. Employer
        Jurisdiction         File Number)        Identification No.)
      of incorporation)


      1601-B ALTON PARKWAY, UNIT B
          IRVINE, CALIFORNIA                              92606
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    (Address of principal executive offices)            (Zip Code)

Registrant's telephone number, including area code: 949.757.0855


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        (Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

(a) HiEnergy Technologies, Inc. ("we", "us" or the "Company") files this report on Form 8-K to report that, on August 5, 2004, the Company held a Special Meeting of the Board of Directors (the "Meeting"),during which our Board duly approved the following actions:

CHANGES TO OUR BOARD OF DIRECTORS

      (i) the Board exercised its authority, pursuant to our last Annual Meeting of the shareholders, to increase the number of members comprising the Board of Directors from five to six;

      (ii) the Board appointed William A. Nitze and Peter J. Le Beau to serve as Directors of HiEnergy Technologies, Inc., and their nomination to stand for election as Directors at the next Annual Meeting of the shareholders; Mr. Nitze was appointed to fill the vacancy created by the resignation of former director Whitney E. Stanbury, and Mr. Le Beau was appointed to fill the vacancy created upon the expansion of the number of Directors on the Board from five to six; and

      (iii) the Directors David R. Baker and Peter J. Le Beau were appointed by the Board, and agreed, to serve on our Audit Committee, of which Mr. Le Beau will serve as Chairman.

     Following the changes to the Board of Directors effectuated by the Company yesterday, we have six current members of the Board of Directors, who are:
     Bogdan C. Maglich, David R. Baker, Harb S. al-Zuhair, Col. William J. Lacey, Jr., William A. Nitze and Peter J. Le Beau.

(b) Attached hereto as Exhibit 99.1 is a press release issued by the Company on August 9, 2004, relating to the appointment and confirmations of William A. Nitze, Peter J. Le Beau and Col. William J. Lacey, Jr to the Board of Directors of HiEnergy Technologies, Inc. as reported.

                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   HIENERGY TECHNOLOGIES, INC.


August 9, 2004                      by:
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(Date)                              Name: Bogdan C. Maglich,
                                    Chief Executive Officer, Chairman
                                    of the Board, President and
                                    Treasurer